Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: August 17, 2007


STANDARD GENERAL L.P.


By: /s/ Scott Cohen
    ----------------------------------
Name:   Scott Cohen
Title:  Authorized Person



STANDARD GENERAL MASTER FUND L.P.


By: /s/ Scott Cohen
    ----------------------------------
Name:   Scott Cohen
Title:  Authorized Person



SOOHYUNG KIM


By: /s/ Scott Cohen
    ----------------------------------
Name:   Scott Cohen
Title:  Authorized Person